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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 2003

                                                 Registration No. 333- _________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                MASCO CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                          Delaware                                                        38-1794485
(State or Other Jurisdiction of Incorporation or Organization)                  (IRS Employer Identification No.)

                               21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180
                                 (313) 274-7400
                    (Address of Principal Executive Offices)

              MASCO CORPORATION 1991 LONG TERM STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                 JOHN R. LEEKLEY
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                MASCO CORPORATION
                               21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180
                                 (313) 274-7400
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

  Title of Each Class of                            Proposed Maximum        Proposed Maximum
     Securities to be             Amount to          Offering Price            Aggregate              Amount of
        Registered            be Registered(1)        Per Share(2)         Offering Price(2)     Registration Fee(2)
  Common Stock (par value        20,000,000              $26.49               $529,800,000           $42,861.00
    $1.00 per share)(3)


  (1) Pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as may be issuable by reason of the antidilution provisions of the Plan in the event of stock splits, stock dividends or similar transactions.
  (2) Computed solely for the purpose of determining the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on October 23, 2003.
  (3) Includes related Preferred Stock Purchase Rights under Registrant's Rights Agreement.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is filed by Masco Corporation (the "Company" or "Registrant") for the purpose of registering additional shares for issuance under the Company's 1991 Long Term Stock Incentive Plan. Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 33-42229) previously filed by the Registrant with the Securities and Exchange Commission on August 12, 1991 are incorporated herein by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

EXHIBIT NO.                         DESCRIPTION

4.a Restated Certificate of Incorporation of the Company. (Incorporated herein by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2002).

4.b Bylaws of the Company. (Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2002).

4.c Rights Agreement dated as of December 6, 1995, between the Company and The Bank of New York, as Rights Agent, as amended by Amendment No. 1 dated as of September 23, 1998. (Incorporated herein by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2000).

*5        Opinion of John R. Leekley.

*23 Consent of PricewaterhouseCoopers LLP relating to the financial statements and financial statement schedule of the Company.

*24 Power of Attorney, included on the signature pages of this Registration Statement on Form S-8.

99 Masco Corporation 1991 Long Term Stock Incentive Plan (amended and restated September 13, 2000). (Incorporated herein by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2000).

---------------
*Filed herewith.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taylor and the State of Michigan on this 30th day of October, 2003.

                                    MASCO CORPORATION


                                    By  /s/Richard A. Manoogian
                                      ------------------------------------------
                                           Richard A. Manoogian
                                           Chairman of the Board and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Manoogian and Eugene A. Gargaro, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       SIGNATURE                        TITLE                        DATE

PRINCIPAL EXECUTIVE OFFICER:


/s/Richard A. Manoogian           Chairman of the Board         October 30, 2003
---------------------------       and Chief Executive Officer
    Richard A. Manoogian


PRINCIPAL FINANCIAL OFFICER AND
  PRINCIPAL ACCOUNTING OFFICER:


/s/Timothy Wadhams                Vice President and            October 30, 2003
---------------------------       Chief Financial Officer
    Timothy Wadhams

/s/Thomas G. Denomme                       Director             October 30, 2003
---------------------------
    Thomas G. Denomme


/s/Peter A. Dow                            Director             October 30, 2003
---------------------------
    Peter A. Dow


/s/Anthony F. Earley, Jr.                  Director             October 30, 2003
---------------------------
    Anthony F. Earley, Jr.


/s/Verne G. Istock                         Director             October 30, 2003
---------------------------
    Verne G. Istock


/s/Wayne B. Lyon                           Director             October 30, 2003
---------------------------
    Wayne B. Lyon


/s/Mary Ann Van Lokeren                    Director             October 30, 2003
---------------------------
    Mary Ann Van Lokeren

                                INDEX TO EXHIBITS


EXHIBIT NO.                        DESCRIPTION

4.a Restated Certificate of Incorporation of the Company. (Incorporated herein by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2002).

4.b Bylaws of the Company (Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2002).

4.c Rights Agreement dated as of December 6, 1995, between the Company and The Bank of New York, as Rights Agent, as amended by Amendment No. 1 dated as of September 23, 1998. (Incorporated herein by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2000).

*5        Opinion of John R. Leekley.

*23 Consent of PricewaterhouseCoopers LLP relating to the financial statements and financial statement schedule of the Company.

*24 Power of Attorney, included on the signature pages of this Registration Statement on Form S-8.

99 Masco Corporation 1991 Long Term Stock Incentive Plan (amended and restated September 13, 2000). (Incorporated herein by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2000).

 -------
*Filed herewith.